Exhibit 10.1
NUVEEN CHURCHILL BDC SPV III, LLC
NOTES
U.S.$2,000,000 CLASS X SENIOR SECURED FLOATING RATE NOTES DUE 2036
U.S.$175,500,000 CLASS A SENIOR SECURED FLOATING RATE NOTES DUE 2036
U.S.$37,500,000 CLASS B SENIOR SECURED FLOATING RATE NOTES DUE 2036
PURCHASE AND PLACEMENT AGREEMENT
February 9, 2024
Wells Fargo Securities, LLC,
as Initial Purchaser
550 South Tryon Street
Charlotte, NC 28202
Attention: Corporate Debt Finance

Ladies and Gentlemen:
Section 1.Authorization of Notes.
This Purchase and Placement Agreement (this “Agreement”) is entered into among Nuveen Churchill BDC SPV III, LLC, a Delaware limited liability company (the “Issuer”) and Wells Fargo Securities, LLC (“Wells Fargo”), as initial purchaser (in such capacity, the “Initial Purchaser”).
The Issuer proposes that, subject to the terms and conditions stated in this Agreement, the Issuer sell to the Initial Purchaser U.S.$2,000,000 Class X Senior Secured Floating Rate Notes (the “Class X Notes”), U.S.$175,500,000 Class A Senior Secured Floating Rate Notes (the “Class A Notes”), U.S.$37,500,000 Class B Senior Secured Floating Rate Notes (the “Class B Notes” and, together with the Class A Notes, the “Secured Notes”). The Issuer will also issue and sell directly to the initial investors therein, U.S.$81,970,000 Subordinated Notes (the “Subordinated Notes” and, together with the Secured Notes, the “Notes”).  The Notes will be issued pursuant to an Indenture (the “Indenture”), to be dated on or about March 14, 2024 (the “Closing Date”), between the Issuer and U.S. Bank Trust Company, National Association, as the Trustee (the “Trustee”).  The Issuer expects to change its name to Churchill NCDLC CLO-III, LLC on or around the Closing Date, and to issue the Notes under such name. The primary assets of the Issuer are a pool of senior secured floating rate middle market loans (collectively, the “Collateral Obligations”).
Pursuant to the Indenture, as security for the indebtedness represented by the Secured Notes, the Issuer will pledge and grant to the Trustee a security interest in the Collateral Obligations and its other assets (other than excluded property).  Nuveen Churchill Direct Lending Corp., a Maryland corporation (“Nuveen”) will manage the Assets for the Issuer pursuant to the Collateral Management Agreement, to be dated as of the Closing Date (the “Collateral Management Agreement”) between the Issuer and Nuveen. The Issuer will retain U.S. Bank Trust Company, National Association (in such capacity, the “Collateral Administrator”) to perform certain administrative duties with respect to the Collateral Obligations pursuant to a Collateral Administration Agreement, to be dated as of the Closing Date (the “Collateral Administration Agreement”), among the Issuer, the Collateral Manager and the Collateral Administrator. This Agreement, the Indenture, the Collateral Management Agreement, the Collateral Administration Agreement, the Master Transfer Agreement, the EU/UK Retention Agreement and the Securities Account Control Agreement are referred to collectively herein as the “Transaction Documents.”
Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Indenture or the Second Preliminary Offering Circular (as defined below).
The Secured Notes are to be offered without being registered under the Securities Act of 1933, as amended (the “Securities Act”), (I) to “qualified purchasers” for purposes of Section 3(c)(7) of the Investment Company Act (“Qualified Purchasers”) that are not “U.S. persons” (as defined in Regulation S) outside the United States in reliance on Regulation S (except the Subordinated Notes), and (II) to, or for the account or benefit of, persons that are both (A)(i) “qualified institutional buyers” within the meaning of Rule 144A under the Securities Act (“QIBs”), or (ii) solely in the case of Notes issued in certificated form, institutional “accredited investors” under clauses (1), (2), (3) or (7) of Rule 501(a) under the Securities Act (“Institutional Accredited Investors”) and (B)(i) Qualified Purchasers, or (ii) entities owned exclusively by Qualified Purchasers.
In connection with the sale of the Notes, the Issuer has prepared a preliminary offering circular dated January 30, 2024 (including any annexes thereto and all information incorporated therein by reference, the “Initial Preliminary Offering Circular”) and a second preliminary offering circular dated February 7, 2024 (including any annexes thereto and all information incorporated therein by reference, the “Second Preliminary Offering Circular”), and the Issuer will prepare a final offering circular to be delivered prior to the Closing Date (including any annexes, amendments or supplements thereto and all information incorporated therein by reference, the “Final Offering Circular”, and each of the Initial Preliminary Offering Circular, the Second Preliminary Offering Circular and the Final Offering Circular, a “Circular”) including a description of the terms of the Notes, the terms of the offering, and the Issuer. It is understood and agreed that the Closing Date constitutes the time of the contract of sale for each purchaser of the Notes offered to the investors for purposes of Rule 159 under the Securities Act (the “Time of Sale”) and that (i) the Final Offering Circular and (ii) the information set forth on Schedule II hereto will constitute the entirety of the information conveyed to investors as of the Time of Sale (the “Time of Sale Information”).
It is understood and agreed that nothing in this Agreement shall prevent the Initial Purchaser from entering into any agency agreements, underwriting agreements or other similar agreements governing the offer and sale of securities with any issuer or issuers of securities, and nothing contained herein shall be construed in any way as precluding or restricting its right to sell or offer for sale any securities issued by any person, including securities similar to, or competing with, the Notes.
Subject to any Re-Pricing, during each Interest Accrual Period, the Class X Notes shall bear interest at a rate equal to the then-applicable Reference Rate plus 1.40% per annum, the Class A Notes shall bear interest at a per annum rate equal to the then-applicable Reference Rate plus 2.00% and the Class B Notes shall bear interest at a per annum rate equal to the then-applicable Reference Rate plus 2.65% per annum. The Subordinated Notes will not bear any interest.
The Issuer hereby agrees with you, as the Initial Purchaser, as follows:

Section 2.Purchase and Sale of Secured Notes.
Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, the Issuer agrees to sell to the Initial Purchaser the Secured Notes, and the Initial Purchaser has agreed to purchase from the Issuer the applicable Secured Notes in the aggregate principal amounts and at the purchase price percentages set forth on Schedule I hereto. It is understood and agreed that the structuring fees payable by the Issuer to Wells Fargo on the Closing Date with respect to its purchase of the Secured Notes will be equal to the amount agreed to between Wells Fargo and the Issuer. It is understood and agreed that the Initial Purchaser is not acquiring, nor has any obligation to acquire, Notes other than the Secured Notes. It is further understood and agreed that the Initial Purchaser may retain the Secured Notes, purchase the Secured Notes for their own account, or sell the Secured Notes to its affiliates or to any other investor in accordance with the applicable provisions hereof and of the Indenture. All settlements of the sale of Secured Notes in global form will be made through the DTC account of Wells Fargo and the delivery of all Secured Notes constituting Certificated Notes will be made through Wells Fargo.
In addition, whether or not the transaction contemplated hereby shall be consummated, the Issuer agrees to pay all costs and expenses incident to the performance by the Issuer of its obligations hereunder and under the documents to be executed and delivered in connection with the offering, issuance, sale and delivery of the Notes (the “Documents”), including, without limitation or duplication: (i) the fees and disbursements of Cadwalader, Wickersham & Taft LLP, special United States counsel to the Initial Purchaser; (ii) the fees and expenses of the Trustee and the Collateral Administrator incurred in connection with the issuance of the Notes and its counsel; (iii) the fees and expenses of any bank establishing and maintaining accounts in connection with the transaction; (iv) the fees and expenses of the accountants for the Issuer, including the fees for the “comfort letters” or “agreed-upon procedures letters” required by the Initial Purchaser, any rating agency or any purchaser in connection with the offering, sale, issuance and delivery of the Notes; (v) all expenses incurred in connection with the preparation and distribution of each Circular and other disclosure materials prepared and distributed and all expenses incurred in connection with the preparation and distribution of the Transaction Documents; (vi) the fees charged by any securities rating agency for rating the Secured Notes; (vii) the fees for any securities identification service for any CUSIP or similar identification number required by the purchasers or requested by the Initial Purchaser; (viii) the fees and disbursements of the Collateral Manager, including the fees and disbursements of Dechert LLP, United States counsel to the Collateral Manager; (ix) all expenses in connection with the qualification of the Notes for offering and sale under state securities laws, including the fees and disbursements of counsel and, if requested by the Initial Purchaser, the cost of the preparation and reproduction of any “blue sky” or legal investment memoranda; (x) any federal, state or local taxes, registration or filing fees (including Uniform Commercial Code financing statements) or other similar payments to any federal, state or local governmental authority in connection with the offering, sale, issuance and delivery of the Notes; and (xi) the reasonable fees and expenses of any special counsel or other experts required to be retained to provide advice, opinions or assistance in connection with the offering, issuance, sale and delivery of the Notes.
Section 3.Delivery.
Delivery of the Secured Notes in the form of Global Notes shall be to The Depository Trust Company and delivery of the Secured Notes in the form of Certificated Notes shall be to the offices of Dechert LLP on the Closing Date, or such other place, time or date as may be mutually agreed upon by the Initial Purchaser and the Issuer. Subject to the foregoing, the Secured Notes will be registered in such names and such denominations as the Initial Purchaser shall specify in writing to the Issuer and the Trustee.

Section 4.Representations and Warranties of the Issuer.
The Issuer represents and warrants to the Initial Purchaser, as of the date hereof and as of the Closing Date (it being understood that any representation and warranty with respect to the Preliminary Offering Circular is made as of the date hereof, and any representation and warranty with respect to the Final Offering Circular is made as of the Closing Date), that:
(i)The Initial Preliminary Offering Circular, the Second Preliminary Offering Circular and any additional information and documents concerning the Notes, including but not limited to one or more marketing books or preliminary offering circulars, delivered by or on behalf of the Issuer to prospective purchasers of the Notes (collectively, such additional information and documents, including the information provided to the Noteholders a reasonable time after the Closing Date as described in “Credit Risk Retention—Post-Closing Update” in the Final Offering Circular (the “Post-Closing Information”), the “Additional Offering Documents”), did not or will not, each as of their respective dates or the date on which such statement was made did not include and, the Final Offering Circular and the Additional Offering Documents, as of the date thereof and as of the Closing Date, will not include, an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements in each, in light of the circumstances under which they were made, not misleading; provided that no representation or warranty is being made as to the Wells Fargo Information or any statements or omissions made in the Preliminary Offering Circular to the extent that such statements or omissions were corrected, included or clarified in the Final Offering Circular.
(ii)The Time of Sale Information, as of the Time of Sale, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that no representation or warranty is being made as to the Wells Fargo Information.
(iii)The Issuer is a Delaware limited liability company, duly formed and validly existing under the laws of the State of Delaware, has all limited liability company power and authority necessary to own or hold its properties and conduct its business in which it is engaged as described in each Circular and has all licenses necessary to carry on its business as it is now being conducted and is licensed and qualified in each jurisdiction in which the conduct of its business (including, without limitation, the origination and acquisition of Collateral Obligations and performing its obligations hereunder and under the other Transaction Documents) requires such licensing or qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or otherwise) of the Issuer.
(iv)This Agreement has been duly authorized, executed and delivered by the Issuer and, assuming due authorization, execution and delivery thereof by the other parties hereto, constitutes a valid and legally binding obligation of the Issuer enforceable against the Issuer in accordance with its terms, subject, as to enforcement only, to the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally or the application of equitable principles in any proceeding, whether at law or in equity.
(v)Each of the other Transaction Documents has been (or, as of the Closing Date, will be) duly authorized, executed and delivered by the Issuer and, assuming due authorization, execution and delivery thereof by the other parties thereto, constitutes a valid and binding agreement of the Issuer, enforceable against the Issuer in accordance with their respective terms, subject, as to enforcement only, to the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally or the application of equitable principles in any proceeding, whether at law or in equity.
(vi)The Notes have been or will be, prior to the Closing Date, duly authorized, and, when executed and authenticated in accordance with the Indenture and delivered to and paid for by the Initial Purchaser in accordance with this Agreement, or the other initial investors therein, will constitute valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, subject, as to enforcement only, to the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally or the application of equitable principles in any proceeding, whether at law or in equity, and will be entitled to the benefits of the Indenture.
(vii)The Issuer has the authorized capitalization as set forth in the Second Preliminary Offering Circular.
(viii)(A) As of the date hereof, other than as set forth in or contemplated by the Initial Preliminary Offering Circular or the Second Preliminary Offering Circular, and (B) as of the Closing Date, other than as will be set forth in or contemplated by the Final Offering Circular, there are no legal or governmental proceedings pending to which the Issuer is a party or of which any property or assets of the Issuer are the subject of which could reasonably be expected to materially adversely affect the financial position, stockholders’ or members’ equity or results of operations of the Issuer or on the performance by the Issuer of its obligations hereunder or under the other Transaction Documents to which it is (or will be) a party; and to the knowledge of the Issuer, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.
(ix)The execution, delivery and performance of this Agreement and the other Transaction Documents to which it is (or will be) a party and the consummation by the Issuer of the transactions contemplated herein and therein and in all documents relating to the Notes will not result in any breach or violation of, or constitute a default under, any agreement or instrument to which the Issuer is a or will be party or to which any of its properties or assets are or will be subject, except for such of the foregoing as to which relevant waivers, consents or amendments have been obtained and are in full force and effect or which would not reasonably be expected to have a material adverse effect on the financial position, stockholders’ or members’ equity or results of operations of the Issuer or on the performance by the Issuer of its obligations hereunder or under the other Transaction Documents to which it is (or will be) a party, nor will any such action result in a violation of the organizational documents of the Issuer or any applicable law.
(x)Neither the Issuer nor the pool of Collateral Obligations is, or after giving effect to the transactions contemplated by the Transaction Documents will be, required to be registered as an “investment company” under the Investment Company Act.
(xi)Assuming (i) each of the Initial Purchaser’s representations herein are true and accurate and (ii) each other initial investor’s representations under each Circular or in any purchase agreement or representation letter, as applicable, in each case, are true and accurate, it is not necessary in connection with the offer, sale and delivery of the Notes in the manner contemplated by this Agreement and each Circular to register any Notes under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

(xii)The Notes satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act. As of the Closing Date, the Notes will not be (i) of the same class as securities listed on a national securities exchange in the United States that is registered under Section 6 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or (ii) quoted in any “automated inter-dealer quotation system” (as such term is used in the Exchange Act) in the United States.
(xiii)The Issuer owns (or will own) the Collateral Obligations included in the Assets free and clear of all liens, encumbrances, adverse claims or security interests (“Liens”), other than Liens permitted by the Transaction Documents.
(xiv)Upon the execution and delivery of this Agreement and the Transaction Documents, payment by the Initial Purchaser for the Secured Notes and delivery to (or as directed by) the Initial Purchaser of the Secured Notes, the Initial Purchaser will acquire title to the Secured Notes.
(xv)[Reserved].
(xvi)[Reserved].
(xvii)No consent, authorization or order of, or filing or registration with, any court or governmental agency is or will, as of the Closing Date, be required for the issuance and sale of the Notes or the execution, delivery and performance by the Issuer of this Agreement or the other Transaction Documents to which it is (or will be) a party, except such consents, approvals, authorizations, filings, registrations or qualifications as have been obtained or will have been obtained by the Closing Date or as may be required under the Securities Act or state securities or blue sky laws or the rules and regulations of the Financial Industry Regulatory Authority in connection with the sale and delivery of the Notes in the manner contemplated herein.
(xviii)[Reserved].
(xix)The Collateral Obligations will, as of the Closing Date, in all material respects have the characteristics described in the Time of Sale Information and the Final Offering Circular.
(xx)Each of the representations and warranties of the Issuer set forth in each of the other Transaction Documents is true and correct in all material respects.
(xxi)No adverse procedures were used in selecting the Collateral Obligations owned by the Issuer.
(xxii)Neither the Issuer nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act (“Regulation D”)) of the Issuer nor anyone acting on their behalf has or will have, directly or indirectly (except to or through the Initial Purchaser), sold or offered, or attempted to offer or sell, or solicited any offers to buy, or otherwise approached or negotiated in respect of, any of the Notes (other than the Notes sold by the Issuer directly to the initial investors) and neither the Issuer nor any of its affiliates will do any of the foregoing. As used herein, the terms “offer” and “sale” have the meanings specified in Section 2(3) of the Securities Act.
(xxiii)Neither the Issuer nor any affiliate (as defined in Rule 501(b) of Regulation D) of the Issuer has or will directly, or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Notes in a manner that would require the registration under the Securities Act of the offering contemplated by each Circular or engaged in any form of general solicitation or general advertising in connection with the offering of the Notes.
(xxiv)With respect to any Notes subject to the provisions of Regulation S of the Securities Act, the Issuer has not offered or sold such Notes during the Distribution Compliance Period to a U.S. person or for the account or benefit of a U.S. person (other than the Initial Purchaser). For this purpose, the terms “Distribution Compliance Period” and “U.S. person” are defined as such term is defined in Regulation S.
(xxv)Other than as disclosed in each Circular, since the date of the latest audited financial statements of the Issuer, there has been no change or any development or event involving a prospective change which has had or could reasonably be expected to have a material adverse change in or effect on (i) the business, operations, properties, assets, liabilities, stockholders’ or members’ equity, earnings, condition (financial or otherwise), results of operations, or management of the Issuer and its subsidiaries, considered as one enterprise, whether or not in the ordinary course of business, or (ii) the ability of the Issuer to perform its obligations hereunder or under the other Transaction Documents.
(xxvi)The Notes and the Transaction Documents conform in all material respects to the descriptions thereof in the Preliminary Offering Circular and will conform in all material respects to the descriptions thereof in the Final Offering Circular.
(xxvii)Any taxes, fees, and other governmental charges in connection with the execution and delivery of this Agreement and the other Transaction Documents and the execution, delivery, and sale of the Notes have been or will be paid at or before the Closing Date.
(xxviii)The Issuer has executed and delivered a written representation (the “17g-5 Representation”) to S&P that it will take the actions specified in paragraphs (a)(3)(iii)(A) through (D) of Rule 17g-5 of the Exchange Act, and the Issuer has complied and shall comply with the 17g-5 Representation, other than any breach of the 17g-5 Representation that would not have a material adverse effect on the Notes.
(xxix)The Issuer hereby (i) acknowledges that the Initial Purchaser has posted or will post on or prior to the Closing Date to the 17g-5 Website all information in its possession that the Initial Purchaser considered necessary or advisable to obtain ratings on the Secured Notes and to organize, maintain and categorize such information, and (ii) ratifies such actions by the Initial Purchaser.  The Issuer shall not hold the Initial Purchaser or any of its Affiliates liable in any way for any information the Initial Purchaser posted or did not post to the 17g-5 Website in good faith, and expressly waives any claims or causes of action it has or may have against the Initial Purchaser by reason of any losses, liabilities, damages and expenses the Issuer may incur as a result of information the Initial Purchaser posted or did not post to the 17g-5 Website in good faith.  The Issuer further acknowledges that (i) the Initial Purchaser makes no representations or warranties as to the accuracy or completeness of any information it has posted to the 17g-5 Website and (ii) the Initial Purchaser will not indemnify the Issuer for any losses, liabilities, damages and expenses incurred in connection with the 17g-5 Website.
(xxx)The Issuer hereby acknowledges and agrees that on and after the Closing Date (i) the Initial Purchaser will not be responsible for maintaining the 17g-5 Website, posting any notices or other communications to the 17g-5 Website or ensuring that the

17g-5 Website complies with the requirements of the Indenture, Rule 17g-5, or any other law or regulation; (ii) the Initial Purchaser makes no representation or warranty in respect of (A) the content of the 17g-5 Website or compliance by the 17g-5 Website with the Indenture, (B) Rule 17g-5, or any other law or regulation or (C) the accuracy or completeness of any information it has posted to the 17g-5 Website; (iii) the Initial Purchaser will not be responsible or liable for the dissemination of any identification numbers or passwords for the 17g-5 Website; (iv) the Initial Purchaser will not be liable for the use of the information posted on the 17g-5 Website, whether by the Issuers, S&P or any other Person that may gain access to the 17g-5 Website or the information posted thereon and (v) the Initial Purchaser will not indemnify the Issuer for any losses, liabilities, damages or expenses incurred in connection with the 17g-5 Website.
(xxxi)No proceeds received by the Issuer in respect of the Notes will be used by the Issuer to acquire any security in any transaction which is subject to Section 13 or 14 of the Exchange Act.
(xxxii)(i) The Issuer and its ERISA Affiliates is in compliance in all material respects with ERISA unless any failure to so comply could not reasonably be expected to have a material adverse effect and (ii) no lien under Section 303(k) of ERISA or Section 430(k) of the Code exists on any of the Assets. As used in this paragraph, the term “ERISA Affiliate” means, with respect to any Person, a corporation, trade or business that is, along with such Person, a member of a controlled group (as described in Section 414 of the Code or Section 4001 of ERISA).
(xxxiii)The Issuer has not paid or agreed to pay to any person any compensation for soliciting another to purchase any of the Notes (except as contemplated by this Agreement).
(xxxiv)The Issuer has not taken and will not take, directly nor indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any Notes or to facilitate the sale or resale of the Notes.
(xxxv)On and immediately after the Closing Date, the Issuer (after giving effect to the issuance of the Notes and to the other transactions related thereto as described in the Time of Sale Information and the Final Offering Circular) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date such Person, that on such date (A) the present fair market value (or present fair saleable value) of the assets of such Person is not less than the total amount required to pay the probable liabilities of such Person on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (B) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, (C) assuming the sale of the Notes as contemplated by this Agreement, the Time of Sale Information and the Final Offering Circular, such Person is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature and (D) such Person is not engaged in any business or transaction, and is not about to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. In computing the amount of such contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

(xxxvi)None of the Issuer or any person acting on its behalf (i) is a Sanctioned Person; (ii) conducts or has conducted any dealings directly or indirectly, with or for the benefit of any Sanctioned Person or any Sanctioned Country; or (iii) is in breach of any Sanctions, Anti-Money Laundering Laws, or Anti-Corruption Laws; provided that no such representation and warranty is made with respect to the Initial Purchaser.
“Anti-Corruption Laws” (a) The U.S. Foreign Corrupt Practices Act of 1977, as amended; (b) the U.K. Bribery Act 2010, as amended; and (c) any other anti-bribery or anti-corruption laws, regulations or ordinances in any jurisdiction in which the Issuer or any officers, employees, directors or agents of the Issuer is located or doing business.
“Anti-Money Laundering Laws” means, applicable law in any jurisdiction in which the Issuer or any officers, employees or directors of the Issuer is located or doing business that relates to money laundering or terrorism financing, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto.
“Sanctioned Country” means, at any time, a country, region or territory which is the subject or target of any comprehensive Sanctions.
“Sanctioned Person” means at any time, (a) any person listed in any Sanctions-related list of designated persons maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control (OFAC), the U.S. Department of State, the United Nations Security Council, the European Union, any member state of the European Union, the United Kingdom and/or any other relevant sanctions authorities, (b) any person operating, organized or resident in a Sanctioned Country or (c) any person owned or controlled by any such person.
“Sanctions” means individually and collectively, respectively, any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and anti-terrorism laws, including but not limited to those imposed, administered or enforced from time to time by: (a) the United States of America, including those administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (OFAC), the U.S. Department of State, the U.S. Department of Commerce, or through any existing or future statute or Executive Order; (b) the United Nations Security Council; (c) the European Union; (d) the United Kingdom; or (e) any other governmental authorities with jurisdiction over the Issuer nor any officers, employees, directors or agents of the Issuer.
Section 5.Sale of Secured Notes to the Initial Purchaser.
The sale of the Secured Notes to the Initial Purchaser will be made without registration of the Secured Notes under the Securities Act, in reliance upon the exemption therefrom provided by Section 4(a)(2) of the Securities Act.
(a)The Initial Purchaser and the Issuer hereby agree that the Secured Notes will be offered and sold only in transactions exempt from registration under the Securities Act. The Initial Purchaser and the Issuer will each reasonably believe at the time of any sale of the Secured Notes by the Issuer through the Initial Purchaser that (i) either (A) such purchasers are, or is purchasing for the account or benefit of, persons that are both (x) (1) Qualified Institutional Buyers or (2) solely in the case of Secured Notes issued in certificated form, Institutional Accredited Investors and (y) (1) Qualified Purchasers or (2) entities owned exclusively by Qualified Purchasers or (B) each purchaser is acquiring the Secured Notes in an offshore transaction meeting the requirements of Regulation S and is a Qualified Purchaser, and (ii) that the offering of the Secured Notes will be made in a manner that will enable the offer and sale of the Secured Notes to be exempt from registration under state securities or Blue Sky laws; and each such party understands that no action has been taken to permit a public offering in any jurisdiction where action would be required for such purpose. The Initial Purchaser and the Issuer each further agree not to (i) engage (and represents that it has not engaged) in any activity that would constitute a public offering of the Notes within the meaning of Section 4(a)(2) of the Securities Act or (ii) offer or sell the Secured Notes by (and represents that it has not engaged in) any form of general solicitation or general advertising (as those terms are used in Regulation D), including the methods described in Rule 502(c) of Regulation D, in connection with any offer or sale of the Notes.
(b)The Initial Purchaser hereby represents and warrants to and agrees with the Issuer, that (i) it is a QIB and a Qualified Purchaser and (ii) it will offer the Secured Notes only (A) to Qualified Purchasers that are not “U.S. persons” (as defined in Regulation S), outside the United States in reliance on Regulation S, and (B) to, or for the account or benefit of, persons that are both (x) (1) Qualified Institutional Buyers or (2) solely in the case of Notes issued in certificated form, Institutional Accredited Investors and (y) (1) Qualified Purchasers or (2) entities owned exclusively by Qualified Purchasers. The Initial Purchaser further agrees that it will deliver to each purchaser of the Secured Notes, at or prior to the Time of Sale, a copy of the Time of Sale Information, as then amended or supplemented.
(c)The Initial Purchaser hereby represents that it is duly authorized and possesses the requisite corporate power to enter into this Agreement.
(d)The Initial Purchaser hereby represents there is no action, suit or proceeding pending against or, to its knowledge, threatened against or affecting, it before any court or arbitrator or any government body, agency, or official which could reasonably be expected to materially adversely affect its ability to perform its obligations under this Agreement.
(e)The Initial Purchaser hereby represents and agrees that all offers and sales of the Secured Notes by it to non-United States persons, prior to the expiration of the Distribution Compliance Period, will be made only in accordance with the provisions of Rule 903 or Rule 904 of Regulation S (except to the extent of any beneficial owners thereof who acquired an interest therein pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a Global Note, as contemplated in the Indenture) and only upon receipt of certification of beneficial ownership of the securities by a non-U.S. Person in the form provided in the Indenture. For this purpose, the terms “Distribution Compliance Period” and “U.S. person” are defined as such term is defined in Regulation S.
(f)[Reserved].
(g)It represents and agrees it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Secured Notes to any retail investor in the European Economic Area. For the purposes of this provision:
(i)the expression “retail investor” means a person who is one (or more) of the following:
(1)a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(2)a customer within the meaning of Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or
(3)not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 (as amended); and
(ii)the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.
(h)It represents and agrees it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Secured Notes to any retail investor in the United Kingdom. For the purposes of this provision:
(i)the expression “retail investor” means a person who is one (or more) of the following:
(1)a retail client as defined in point (8) of Article 2 of Regulation (EU) 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); or
(2)a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA; or
(3)not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the EUWA; and
(i)the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.
Section 6.Certain Agreements of the Issuer.
The Issuer covenants and agrees with the Initial Purchaser as follows:
(a)If, at any time prior to the earlier of the completion of the distribution as determined by the Initial Purchaser and the 90th day following the Closing Date, any event involving the Issuer shall occur as a result of which the Final Offering Circular (as then amended or supplemented) would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Issuer will immediately notify the Initial Purchaser and prepare and furnish to the Initial Purchaser an amendment or supplement to the Final Offering Circular that will correct such statement or omission. The Issuer will not at any time amend or supplement the Final Offering Circular prior to having furnished the Initial Purchaser with a copy of the proposed form of the amendment or supplement and giving the Initial Purchaser a reasonable opportunity to review the same or in a manner to which the Initial Purchaser or its counsel shall object (unless the Issuer has determined it is required to so disclose pursuant to applicable law and after consultation with the Initial Purchaser (and, in such a circumstance, shall remove all references to the Initial Purchaser therefrom if so requested by the Initial Purchaser)).
(b)During the period referred to in Section 6(a), the Issuer will furnish to the Initial Purchaser, without charge, copies of the Final Offering Circular (including all exhibits and documents incorporated by reference therein), the Transaction Documents, and all amendments or supplements to such documents, in each case, as soon as reasonably available and in such quantities as the Initial Purchaser may from time to time reasonably request.
(c)Subject to compliance with Regulation FD, at all times during the course of the private placement contemplated hereby and prior to the Closing Date, (i) the Issuer will make available to each offeree (x) the Additional Offering Documents and (y) such information concerning any other relevant matters as it or any of its affiliates possess or can acquire without unreasonable effort or expense, as determined in good faith by it or such affiliate, as applicable, subject in the case of clause (y) to any applicable confidentiality restrictions (whether legal, contractual or otherwise) which would prohibit the Issuer from disclosing such information, (ii) the Issuer will provide each offeree the opportunity to ask questions of, and receive answers from, it concerning the terms and conditions of the offering and to obtain any additional information, to the extent it or any of its affiliates possess such information or can acquire it without unreasonable effort or expense (as determined in good faith by it or such affiliate, as applicable), necessary to verify the accuracy of the information furnished to the offeree subject to any applicable confidentiality restrictions (whether legal, contractual or otherwise) which would prohibit the Issuer from disclosing such information, (iii) the Issuer will not publish or disseminate any material in connection with the offering of the Notes except as contemplated herein or as consented to by the Initial Purchaser or in connection with the Issuer’s disclosure obligations under the Exchange Act, provided that no such disclosure under the Exchange Act would result in a requirement that the offering of the Notes be registered under §5 of the Securities Act, it being understood that nothing in this clause (iii) shall limit or prohibit the delivery of the Post-Closing Information, (iv) the Issuer will advise the Initial Purchaser promptly of the receipt by the Issuer of any communication from the SEC or any state securities authority concerning the offering or sale of the Notes, (v) the Issuer will advise the Initial Purchaser promptly of the commencement of any lawsuit or proceeding to which the Issuer is a party relating to the offering or sale of the Notes, and (vi) the Issuer will advise the Initial Purchaser of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, or the initiation or threat of any procedure for any such purpose.
(d)Subject to compliance with Regulation FD, the Issuer will furnish, upon the written request of any holder or of any owner of a beneficial interest in Notes, such information as is specified in paragraph (d)(4) of Rule 144A under the Securities Act (i) to such holder or beneficial owner, (ii) to a prospective purchaser of such Notes or interest therein designated by such holder or beneficial owner, or (iii) to the Trustee for delivery to such holder, beneficial owner or prospective purchaser, in order to permit compliance by such holder or beneficial owner with Rule 144A in connection with the resale of such Notes or beneficial interest therein by such holder or beneficial owner in reliance on Rule 144A unless, at the time of such request, the Issuer is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 or is exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b).
(e)Except as otherwise provided in the Indenture, each Note will contain a legend substantially to the effect set forth in the Final Offering Circular.
(f)Neither the Issuer nor any of its affiliates or any other Person acting on their behalf shall engage, in connection with the offer and sale of the Secured Notes, in any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act, including, but not limited to, the following:
(i)any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio; and
(ii)any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.
(g)The Issuer shall not solicit any offer to buy from or offer to sell or sell to any Person any Notes, except through the Initial Purchaser or with the consent of the Initial Purchaser and/or as otherwise specified in the Indenture at any time prior to the Closing Date; on or prior to the Closing Date, neither the Issuer nor any of its affiliates shall publish or disseminate any material other than the Additional Offering Documents consented to by the Initial Purchaser, the Time of Sale Information and the Final Offering Circular in connection with the offer or sale of the Notes as contemplated by this Agreement, unless the Initial Purchaser shall have consented to the use thereof; if the Issuer or any of its affiliates makes any press release including “tombstone” announcements, in connection with the Transaction Documents, the Issuer shall permit the Initial Purchaser to review and approve such release in advance.
(h)The Issuer shall not take, or permit or cause any of its affiliates to take, any action whatsoever which would have the effect of requiring the registration, under the Securities Act, of the offer or sale of the Notes.
(i)The Issuer shall not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any Notes to facilitate the sale or resale of the Notes.
(j)The Issuer shall apply the net proceeds from the sale of the Notes as will be set forth in the Final Offering Circular under the heading “Use of Proceeds”.
Section 7.Conditions of the Initial Purchaser Obligations.
The obligations of the Initial Purchaser to purchase the Secured Notes on the Closing Date will be subject to the accuracy on the date hereof and the Closing Date (as if made on the Closing Date), in all material respects, of the representations and warranties of the Issuer herein, to the performance, in all material respects, by the Issuer of its obligations hereunder and to the following additional conditions precedent:
(a)The Notes shall have been duly authorized, executed, authenticated, delivered and issued, the Transaction Documents shall have been duly authorized, executed and delivered by the respective parties thereto and shall be in full force and effect, and the documents required to be delivered pursuant to the Indenture in respect of the Collateral Obligations shall have been delivered to the Trustee pursuant to and as required by the Transaction Documents.
(b)The Initial Purchaser shall have received (i) a certificate, dated as of the Closing Date, of an officer or manager of the Issuer to the effect that such officer has carefully examined this Agreement, the Final Offering Circular and the Transaction Documents and that, to the best of such officer’s knowledge (A) since the date information is given in the Final Offering Circular, there has not been any material adverse change in the condition, financial or otherwise, or in the earnings, results of operations, business affairs or business prospects of the Issuer whether or not arising in the ordinary course of business, or the ability of the Issuer to perform its obligations hereunder or under the Transaction Documents or in the characteristics of the Collateral Obligations except as contemplated by the Final Offering Circular, (B) the representations and warranties of the Issuer set forth herein are true and correct in all material respects as of the Closing Date, as though such representations and warranties had been made on and as of such date, (C) the Issuer has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder and under the other Transaction Documents to which it is (or will be) a party, at or prior to the Closing Date, (D) the representations and warranties of the Issuer in the other Transaction Documents are true and correct in all material respects, as of the Closing Date, as though such representations and warranties had been made on and as of such date, and (E) nothing has come to the attention of such officer that would lead such officer to believe that the Time of Sale Information, as of the Time of Sale, contained any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) a certificate, dated as of the Closing Date, of an officer of the Collateral Manager to the effect that such officer has carefully examined the Final Offering Circular and that, to the best of such officer’s knowledge, nothing has come to the attention of such officer that would lead such officer to believe that the information under the headings Risk Factors—Relating to the Collateral Manager,” “Risk Factors—Relating to Certain Conflicts of Interest—Certain Conflicts of Interest Relating to the Collateral Manager and its Affiliates,” “The EU/UK Risk Retention Requirements and EU/UK Transparency Requirements—Description of the EU/UK Retention Holder,” “The EU/UK Risk Retention Requirements and EU/UK Transparency Requirements—Origination of Collateral Obligations,” “The Collateral Manager and the Sub-Advisor” and the fifth paragraph under the heading “Risk Factors—General Commercial Risks—Legislative and regulatory actions in the United States and Europe may adversely affect the Issuer and the Notes—U.S. Risk Retention Rules” in the Final Offering Circular, as of the date of the Final Offering Circular and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
(c)The Class X Notes and the Class A Notes shall each have been rated “AAA (sf)” by S&P and the Class B Notes shall have been rated no less than “AA (sf)” by S&P, such ratings shall not have been rescinded, and no public announcement shall have been made by S&P that any ratings of the Notes have been placed under review.
(d)The Initial Purchaser shall have received an opinion, dated the Closing Date, of Nixon Peabody LLP, counsel to the Trustee and the Collateral Administrator, in form and substance satisfactory to the Initial Purchaser.
(e)The Initial Purchaser and the Issuer shall have received on the Closing Date the opinions of Dechert LLP, counsel for the Issuer, dated as of the Closing Date in substantially the form that is reasonably satisfactory to the Initial Purchaser.
(f)The Initial Purchaser shall have received on the Closing Date the written letter of Dechert LLP with respect to the Circulars in relation to Rule 10b-5 under the Securities Act, addressed to the Initial Purchaser and in substantially the form that is reasonably satisfactory to the Initial Purchaser;
(g)The Initial Purchaser shall have received from the Trustee a certificate signed by one or more duly authorized officers of the Trustee, dated the Closing Date, in customary form.
(h)The Issuer shall have furnished or caused to be furnished to the Initial Purchaser and its counsel such further information, certificates and documents as the Initial Purchaser and its counsel may reasonably have requested, and all proceedings in connection with the transactions contemplated by this Agreement, the other Transaction Documents and all documents incident hereto shall be in all material respects reasonably satisfactory in form and substance to the Initial Purchaser and its counsel.
(i)All documents incident hereto and to the other Transaction Documents shall be reasonably satisfactory in form and substance to the Initial Purchaser and its counsel.
(j)The Closing Date occurs on or prior to March 21, 2024.
If any of the conditions specified in this Section 7 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above shall not be in all material respects reasonably satisfactory in form and substance to the Initial Purchaser, this Agreement and all of the Initial Purchaser’s obligations hereunder may be canceled by the Initial Purchaser at or prior to delivery of and payment for the Secured Notes. Notice of such cancellation shall be given to the Issuer in writing, or by telephone or facsimile confirmed in writing.
Section 8.Indemnification and Contribution.
(a)The Issuer (an “indemnifying party” as such term is used in this Agreement), shall indemnify and hold harmless the Initial Purchaser, its officers, directors, employees, agents and each person, if any, who controls the Initial Purchaser within the meaning of either the Securities Act or the Exchange Act and the affiliates of the Initial Purchaser (each an “indemnified party” as such term is used in this Agreement) from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which any indemnified party may become subject, under the Securities Act or Exchange Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in any Circular, any Additional Offering Document or the Time of Sale Information or arises out of, or is based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading, and shall reimburse any such indemnified party for any legal and other expenses reasonably incurred by such indemnified party in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action; provided, however, that the indemnifying party shall not be liable to any such indemnified party in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made, in the case of Wells Fargo and the related indemnified parties, in the Wells Fargo Information. The foregoing indemnity is in addition to any liability that the indemnifying party may otherwise have to any indemnified party. “Wells Fargo Information” means the statements set forth in the Time of Sale Information and in the Final Offering Circular (x) under the caption: “Plan of Distribution” (but solely the first, second, ninth, eleventh, twelfth and thirteenth paragraphs and the first sentence of the fourth paragraph under such caption) of the Final Offering Circular and (y) the statements under the heading “Risk Factors—Relating to Certain Conflicts of Interest—The Issuer will be subject to various conflicts of interest involving Wells Fargo and its Affiliates” and the Wells Fargo Information constitutes the only written information furnished to the Issuer by or on behalf of the indemnified parties specifically for inclusion in the Time of Sale Information, any Circular or any Additional Offering Document.
(b)Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify such indemnifying party in writing of the claim or commencement of that action, provided, however, that the failure to notify an indemnifying party shall not relieve such indemnifying party from any liability that it may have to an indemnified party under this Section 8, except to the extent that such indemnifying party has been materially prejudiced by such failure and, provided, further, that the failure to notify an indemnifying party shall not relieve such indemnifying party from any liability that it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify an indemnifying party thereof, such indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. After notice from any such indemnifying party or parties to the indemnified party or parties of its or their election to assume the defense of such claim or action, any such indemnifying party or parties shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party or parties in connection with the defense thereof; provided that the indemnified party seeking such indemnity shall have the right to employ counsel to represent it and any other indemnified party who may be subject to liability arising out of any claim or action in respect of which indemnity may be sought by an indemnified party against an indemnifying party under this Section 8 if (i) in the reasonable judgment of such indemnified party, there may be legal defenses available to it and any other indemnified party different from or in addition to those available to the Issuer, or there is a conflict of interest between it and any other indemnified party, on one hand, and the Issuer, on the other, or (ii) the Issuer shall fail to select counsel reasonably satisfactory to such indemnified party or parties, and in such event the fees and expenses of such separate counsel shall be paid by the Issuer. In no event shall the Issuer be liable for the fees and expenses of more than one separate firm of attorneys for all indemnified parties in connection with any other action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) does not include a statement as to, or admission of, fault, culpability or a failure to act by or on behalf of any such indemnified party, and (ii) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.
(c)If the indemnification provided for in this Section 8 shall for any reason be unavailable to an indemnified party under subsection 8(a) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Issuer on the one hand (without duplication) and the Initial Purchaser on the other from the offering and sale of the Secured Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer on the one hand and the Initial Purchaser on the other with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Issuer on the one hand (without duplication) and the Initial Purchaser on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering and sale of the Secured Notes (before deducting expenses) received by the Issuer bear (without duplication) to the total fees actually received by the Initial Purchaser with respect to such offering and sale. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Issuer or by the Initial Purchaser, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Issuer and the Initial Purchaser agree that it would not be just and equitable if contributions pursuant to this subsection 8(c) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this subsection 8(c), shall be deemed to include, for purposes of this subsection 8(c), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection 8(c), the Initial Purchaser shall not be required to contribute any amount in excess of the aggregate fee actually paid to the Initial Purchaser with respect to the offering of the Secured Notes. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
(d)The indemnity agreements contained in this Section 8 shall survive the delivery of the Secured Notes, and the provisions of this Section 8 shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.
Section 9.Termination.
This Agreement shall be subject to termination in the absolute discretion of the Initial Purchaser, by notice given to the Issuer prior to delivery of and payment for the Secured Notes, if prior to such time (i) trading in securities generally on the New York Stock Exchange or Euronext Dublin shall have been suspended or materially limited or any setting of minimum prices for trading on such exchange shall have occurred, (ii) there shall have been, since the respective dates as of which information is given in the Time of Sale Information or the Final Offering Circular, any material adverse change in the condition, financial or otherwise, or in the properties (including, without limitation, the Collateral Obligations) or the earnings, business affairs or business prospects of the Issuer or the Collateral Manager, whether or not arising in the ordinary course of business; (iii) a general moratorium on commercial banking activities in New York shall have been declared by relevant authorities, or (iv) there shall have occurred any material outbreak or escalation of hostilities or other calamity or crises the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of the Initial Purchaser, impracticable or inadvisable to market the Secured Notes on the terms and in the manner contemplated by each Circular as amended or supplemented.
Section 10.Severability Clause.
Any part, provision, representation, or warranty of this Agreement which is prohibited or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.
Section 11.Notices.
All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by overnight mail, certified mail or registered mail, postage prepaid and effective only upon receipt and if sent to the Initial Purchaser, will be delivered to (i) the Initial Purchaser at: Wells Fargo Securities, LLC, 550 South Tryon Street, 5th Floor, Charlotte, North Carolina 28202, Attention: Corporate Debt Finance, or at any other address or email address furnished in writing by the Initial Purchaser and (ii) the Issuer at: Nuveen Churchill BDC SPV III, LLC, c/o Churchill Asset Management LLC, 375 Park Avenue, 9th Floor, New York, New York 10152, Attention: Marissa Short, Fund

Controller, Email: Marissa.Short@churchillam.com, with a copy to: Nuveen Churchill Direct Lending Corp., 8500 Andrew Carnegie Blvd., Charlotte, North Carolina 28262, Attention: John D. McCally, Email: John.McCally@churchillam.com, or at any other address or email address furnished in writing by the Issuer.
Section 12.Representations and Indemnities to Survive.
The respective agreements, representations, warranties, indemnities and other statements of the Issuer and its officers and of the Initial Purchaser set forth in or made pursuant to this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the Initial Purchaser, the Issuer or any indemnified party referred to in Section 8 of this Agreement and will survive delivery of and payment for the Secured Notes.
Section 13.Successors.
This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors by merger, consolidation or acquisition of their assets substantially as an entity and each indemnified party referred to in Section 8 of this Agreement, and, except as specifically set forth herein, no other person will have any right or obligation hereunder.
Section 14.Applicable Law.
(a)THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
(b)Each of the parties hereto irrevocably (i) agrees that any legal suit, action or proceeding against the Issuer brought by the Initial Purchaser or by any person who controls the Initial Purchaser arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the United States District Court for the Southern District of New York or any New York State court located in the Borough of Manhattan, (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereinafter have to the laying of venue of any such proceeding and (iii) submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. The Issuer irrevocably waives any immunity to jurisdiction to which it may otherwise be entitled or become entitled (including sovereign immunity, immunity to pre-judgment attachment, post-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or based on this Agreement or the transactions contemplated hereby that is instituted in the United States District Court for the Southern District of New York or any New York State court located in the Borough of Manhattan. The Issuer has appointed, or will appoint on or around the Closing Date, Corporation Service Company, 19 West 44th Street, Suite 200, New York, New York 10036, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby that may be instituted in the United States District Court for the Southern District of New York or any New York State court located in the Borough of Manhattan by the Initial Purchaser or by any person who controls the Initial Purchaser, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. The Issuer represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Issuer shall be deemed, in every respect, effective service of process upon the Issuer.

Section 15.Counterparts, Etc.
This Agreement supersedes all prior or contemporaneous agreements and understandings relating to the subject matter hereof. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought. This Agreement may be signed in any number of counterparts each of which shall be deemed an original, which taken together shall constitute one and the same instrument. Counterparts may be executed and delivered via facsimile, electronic mail or other transmission method and may be executed by electronic signature (including, without limitation, any .pdf file, .jpeg file, or any other electronic or image file, or any “electronic signature” as defined under the U.S. Electronic Signatures in Global and National Commerce Act or the New York Electronic Signatures and Records Act, which includes any electronic signature provided using Orbit, Adobe Sign, DocuSign, or any other similar platform identified by the Issuer and reasonably available at no undue burden or expense to the Initial Purchaser) and any counterpart so delivered shall be valid, effective and legally binding as if such electronic signatures were handwritten signatures and shall be deemed to have been duly and validly delivered for all purposes hereunder. Delivery of an executed counterpart signature page of this Agreement by e-mail (PDF) or telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.
Section 16.No Petition; Limited Recourse.
(a)The Initial Purchaser covenants and agrees that, prior to the date that is one year and one day (or such longer preference period as shall then be in effect plus one day) after the payment in full of each Class of Notes, it will not institute against the Issuer or join any other Person in instituting against the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under the laws of the United States or any state of the United States.
(b)Notwithstanding anything to the contrary herein, the obligations of the Issuer hereunder are limited recourse obligations of the Issuer payable solely from the Assets securing the Secured Notes, and following the exhaustion of such Assets, any claims of the Initial Purchaser hereunder against the Issuer shall be extinguished and shall not thereafter revive. All payments by the Issuer to the Initial Purchaser hereunder shall be made subject to and in accordance with the Priority of Payments set forth in Section 11.1(a) of the Indenture.
(c)No recourse shall be had against any parent company, shareholder, incorporator, partner, member, manager, authorized representative, officer, employee, personnel or director of the Issuer by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise, it being expressly agreed and understood that the agreements of the Issuer contained in this Agreement are solely obligations of the Issuer, and that no personal liability whatsoever shall attach to or be incurred by any shareholder, incorporator, partner, member, manager, authorized representative, officer, employee, personnel or director of the Issuer or any of them, under or by reason of any of the obligations, covenants or agreements of the Issuer contained in this Agreement.
(d)This Section 16 will survive the termination of this Agreement.
Section 17.Arm’s-Length Transaction; Other Transactions.
(a)The Issuer acknowledges and agrees that (i) the purchase and sale of the Secured Notes pursuant to this Agreement, including the determination of the offering price of the Secured Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Issuer, on the one hand, and the Initial Purchaser, on the other hand, (ii)

in connection with the offering contemplated hereby and the process leading to such transaction, the Initial Purchaser is and has been acting solely as a principal and is not an agent or fiduciary of the Issuer or any of its equity holders, creditors, employees or any other party, (iii) the Initial Purchaser has not assumed and will not assume an advisory or fiduciary responsibility in favor of the Issuer with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Initial Purchaser has advised or is currently advising the Issuer on other matters) and the Initial Purchaser has no obligation to the Issuer with respect to the offering contemplated hereby, except the obligations expressly set forth in this Agreement, and (iv) the Initial Purchaser has not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Issuer have consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.
(b)The Issuer acknowledges and agrees that the Initial Purchaser and its Affiliates may presently have and may in the future have investment and commercial banking, trust and other relationships with parties other than the Issuer, which parties may have interests with respect to the purchase and sale of the Notes. Although the Initial Purchaser in the course of such other relationships may acquire information about the purchase and sale of the Notes, potential purchasers of the Notes or such other parties, the Initial Purchaser shall not have any obligation to disclose such information to the Issuer. Furthermore, the Issuer acknowledges that the Initial Purchaser may have fiduciary or other relationships whereby the Initial Purchaser may exercise voting power over securities of various persons, which securities may from time to time include securities of the Issuer or its Affiliates or of potential purchasers. The Issuer acknowledges that the Initial Purchaser may exercise such powers and otherwise perform any functions in connection with such fiduciary or other relationships without regard to its relationship to the Issuer hereunder.
Section 18.Recognition of U.S. Special Resolution Regimes.
(a)The Issuer agrees with the Initial Purchaser at the date of this Agreement and on the Closing Date as follows:
(i)In the event a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of this Agreement (and any interest and obligation in or under, and any property securing, this Agreement) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement (and any interest and obligation in or under, and any property securing, this Agreement) were governed by the laws of the United States or a State of the United States.
(ii)In the event that a Covered Party or any BHC Affiliate of such Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, any Default Right under this Agreement that may be exercised against such Covered Party is permitted to be exercised to no greater extent than such Default Right could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a State of the United States.
(b)For purposes of the foregoing, the following terms shall have the meaning set forth below:
(i)“BHC Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. §1841(k).
(ii)“Covered Party” means any party to this Agreement that is one of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b), or any subsidiary of such a covered bank to which 12 C.F.R. Part 47 applies in accordance with 12 C.F.R. §47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).
(iii)“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§252.81, 47.2 or 382.1, as applicable.
(iv)“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
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If the foregoing is in accordance with your understanding of our agreement, please sign and return to the undersigned a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Issuer and the Initial Purchaser.
Very truly yours,
NUVEEN CHURCHILL BDC SPV III, LLC
By: Nuveen Churchill Direct Lending Corp., its Member
By: /s/ John McCally
Name: John McCally
Title: Secretary

The foregoing Agreement is hereby confirmed and
accepted as of the date first above written.
WELLS FARGO SECURITIES, LLC,
as Initial Purchaser
By: /s/ Brendan Cappiello
Name:Brendan Cappiello
Title:Vice President

SCHEDULE I
Wells Fargo Securities, LLC

Class of Notes	Principal Amount	Purchase Price
X	$2,000,000	100.00000%
A	$175,500,000	100.00000%
B	$37,500,000	100.00000%

SCHEDULE II
TIME OF SALE INFORMATION

Churchill NCDLC CLO-III, LLC **Priced** 144A/Reg S

CLS	SIZE	WAL	S&P RATING	COUPON	PRICE
X	$2,000,000	1.48	AAA (sf)	Reference Rate + 1.40	100.00000%
A	$175,500,000	5.27	AAA (sf)	Reference Rate + 2.00	100.00000%
B	$37,500,000	6.86	AA (sf)	Reference Rate + 2.65	100.00000%